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                                                                    Exhibit 4.11

THIS INDENTURE made the 10th day of August 2001 between CYRIL AND JOHN McGUIRE of 12 Knocknacree Park, Dalkey in the County of Dublin (hereinafter called "the Landlord" which expression shall where the context so admits or requires include the person or persons for the time being entitled to the reversion immediately expectant on the term hereby granted) of the One Part and TRINTECH GROUP PLC of South County Business Park, Leopardstown, Dublin 18 (hereinafter called "the Tenant" which expression shall where the context so admits or requires include his executors administrators and assigns) of the Other Part.

DEFINITIONS:

In these presents and in the schedules hereto (save where the context otherwise requires or implies) the following words and expressions shall have the meanings assigned to them hereunder:

     "the retained premises" means the premises demised and held by the Landlord under an Indenture of Lease dated the 25th day of November 1998 excepting that part of the premises described in and comprised by the First Part of the Schedule hereto.

     "conduits" means gutters gullies pipes drains sewers watercourses channels ducts flues mains wires cables and other conducting media.

     "utilities" means water water-tanks soils and waste of all kinds gas electricity telephone fire fighting equipment and other services including any plant machinery apparatus and equipment to operate or required for the utilities.

     "machinery" means all plant machinery apparatus and equipment required from time to time for the purpose of the demised premises including but without prejudice to the generality of the foregoing the lift central heating/ air conditioning plant (if any) and fittings and equipment.

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     "the Landlord's Surveyor" means the person or persons appointed by the
     Landlord for the purposes of specified herein.


WITNESSETH as follows:-


DEMISE

1. IN consideration of the yearly rents (and the increases thereof as hereinafter provided) and the covenants on the part of the Tenant and the conditions hereinafter reserved and contained the Landlord HEREBY DEMISES unto the Tenant ALL THAT AND THOSE the premises more particularly described in the First Part of the Schedule hereto together with the easements and rights specified in the Second Part of the said Schedule (hereinafter collectively referred to as "The Demised Premises").


EXCEPTIONS

1.1. EXCEPTED AND RESERVED unto the Landlord and any Superior Landlord's and their tenants servants agents licensees and all other persons entitled from time to time thereto:-

     1.1.1. the free right of uninterrupted passage and running of the utilities from and to any adjoining or neighbouring property through the conduits which may at any time during the said term be through in over or under the demised premises or otherwise together with full right of access at all reasonable times (on giving due notice in writing except in cases of emergency) for the purposes of installing adding to inspecting maintaining replacing and repairing the

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          same the person or persons exercising such right causing a minimum of inconvenience to the Tenant (but not being responsible for any temporary inconvenience) having regard to the nature and cost of the work involved and making good any damage thereby occasioned to the demised premises.

     1.1.2. full right and liberty on giving due notice in writing (except in case of emergency) at all times during the said term to enter the demised premises in order to lay maintain replace relay or redesign the conduits the utilities and the machinery and all other services to and from adjoining or adjacent premises the person or persons exercising such right causing a minimum of inconvenience to the Tenant (but not being responsible for any temporary inconvenience) having regard to the nature and costs of the work involved and making good any damage thereby occasioned.

     1.1.3. full right and liberty at any time hereafter to execute works and make erections upon or to erect, rebuild the demised premises or any buildings or erections on their adjoining and neighbouring lands or to build unto or into any party structure and to use the adjoining and neighbouring lands and buildings in a manner which is satisfactory to the Landlord and Tenant notwithstanding that the access of light and air to the demised premises or any part thereof may be thereby diminished provided such diminution of light and air is not unreasonable.

     1.1.4. all mines and minerals in or under the demised premises with full power or working and getting same reasonable compensation being made for any damage occasioned to the demised premises.

     1.1.5.    all rights easements and privileges now belonging

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          to or enjoyed by the Landlord in the demised premises or by any adjoining or neighbouring property.


     1.1.6.    the airspace over the demised premises.


HABENDUM


TO HOLD the demised premises unto the Tenant from the 1st day of April Two Thousand and One for a term of twenty-five years, SUBJECT to the right reserved to the Tenant to terminate its tenancy in the demised premises at the end of the eighth year after the commencement date being the 1st of February 2009 and subject to:-

(1) The Tenant giving six months notice in writing to the Landlord of its intention to terminate its interest in the demised premises.

(2)  All payments of rent being up to date.

(3) The satisfactory performance of all other conditions under this Lease being performed on the date of service of the notice of termination.


(4) In addition to all rent and other payments under the lease being met by the Tenant a further payment by the Tenant to the Landlord to accompany the notice of termination equal to twelve months rent at the rate then prevailing.


REDDENDUM

YIELDING AND PAYING therefore during each of the first five years of the said term the yearly rent of IR(pound)674,100.00 (E 855,930.45)(being the sum of IR(pound)617,400 (E 783,936.28) in respect of the demised premises and the sum of IR(pound)56,700.00 (E 71,994.15) in respect of 81 car parking spaces) without any deduction and thereafter during each of the successive periods of five years of

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which the first shall begin on the 1st day of February 2006, a rent equal to (a)
the rent payable hereunder during the preceding period or (b) such revised rent as may from time to time be ascertained in accordance with the provisions of clause 2 hereunder (whichever shall be the greater) without any deduction all rent throughout the entire of the term hereby granted to be paid in equal quarterly payments in advance of the first day of February, first day of May, first day of August and the first day of October in each year the first payment to be made on the execution hereof.

2.1. The revised rent referred to in the within Lease in respect of any of the periods therein mentioned may be agreed at any time between the Landlord and the Tenant or (in the absence of agreement) be determined not earlier than the date of commencement of such period ("the Review Date") by an Independent Valuer such Independent Valuer to be nominated (in the absence of agreement between the parties) upon the application (made not more than three calendar months before or any time after the Review Date) or either the Landlord or the Tenant by the Chairman (or other officer endowed with the functions of such Chairman) of:-

     (i)  The Society of Chartered Surveyors in the Republic of Ireland or


     (ii) Such body of Professional Surveyors or Valuers as (in the event of such Society not then being in existence) shall for the time being have undertaken in the Republic of Ireland the functions (in the activity of property valuation) currently perform by such Society or (should the Chairman or other officer as aforesaid be unwilling or unable to make the nomination) by the next senior officer of such Society or Body who is willing and able to make the nomination and (in the event of there being no such officer willing and able

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          to make the nomination or should such Body not be in existence or not be readily identifiable) by the President (or other Officer endowed with the functions of such President) of the Incorporated Law Society of Ireland or (in the event of his being unwilling or unable to make the nomination) by the next senior officer of the said Society who is willing and able to make the nomination.

And the revised rent so to be determined by the Independent Valuer shall be such as in his opinion represents at the Review Date the full open market yearly rent for the demised premises let as a whole without fine or premium:

(i) On the basis of a letting with vacant possession thereof by a willing Lessor to a willing Lessee for a term equal to that granted by the within Lease and subject to the provisions therein set forth including the provisions for the review of the rent payable hereunder (other than as to the amount of the initial rent hereby reserved).

(ii) On the assumption that at and until the Review Date all the covenants and conditions contained in the within Lease shall have been fully performed and observed, that the Landlord shall not be entitled to unreasonably withhold its consent to the assignment of the entire of the demised premises and to the change of the use thereof (having regard to the provisions of clauses 3.20 and 3.23 hereof) and that in the event of the demised premises having been destroyed or damaged the same shall then have been fully rebuilt, repaired and reinstated (as the case may be) and

(iii) Having regard to the Schedule of works and fittings forming part of the premises specified in pages 1 to 7 of the schedule of works attached to this Lease dated 5/th/ February 2001 (but excluding so much

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             thereof as is specified in pages 8 - 9 thereof).

(iv) Having regard to other open market rental values current at the Review Date in so far as the Independent Valuer may deem the same to be pertinent to the matters under consideration by him.


BUT disregarding any effect on letting value of:-

(a)  The fact that the Tenant has been in occupation of the demised premises.

(b) The goodwill which shall have attached to the demised premises by reason of the business carried in thereat.

(c) Any works executed by or at the expense of the Tenant or any predecessor in title of the Tenant (or any party lawfully occupying the demised premises or any part thereof under the Lease or any such predecessor) in or to or in respect of the demised premises otherwise then in pursuance of an obligation on foot of the within Lease or any other agreement between the parties hereto, and in particular those works specified in pages 8 to 9 of the schedule of works attached to this Lease dated 5th February 2001.

2.2. An Independent Valuer in relation to any matter so to be determined by him shall:-

     (i)     Give notice of his nomination to the Landlord and the Tenant.

     (ii) Be entitled to enter the demised premises as often as he may reasonably require for the purpose of inspection and examination.

     (iii) At his sole discretion, be entitled to afford to each of the parties concerned a reasonable opportunity of stating in writing within four weeks from the date of his appointment, reasons in support of such

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          contentions as each party may wish to make relative to the matter or matters under consideration.

     (iv) Act as an expert and not as an arbitrator and so that his determination or determination shall be final and conclusive between the parties.

     (v) Be empowered to fix his fees in relation to any such determination and matters incidental thereto which said fees and any reasonable expenses incurred by the Independent Valuer in or about his determination shall be shared equally between the Landlord and the Tenant.

     (vi) Give notice in writing of his determination to the Landlord and the Tenant within such time as may be stipulated by the terms of his appointment or in the event of there being no such stipulation within two calendar months of the acceptance by him of the nomination to act in the matter.

2.3. Either party shall be at liberty to pay the entire of the fees and expenses as aforesaid of the Independent Valuer in which event the party so paying shall be entitled to be reimbursed by and to recover from the other on demand the proportion so paid on behalf of such other.

2.4. If an Independent Valuer in relation to any matter for determination by him shall fail to conclude such determination and give notice thereof within such time as may be relevant or if he shall relinquish his appointment or die or if it shall become apparent that for any reason he shall be unable or shall have become unfit or unsuited (whether because of bias or otherwise) to complete the duties of his nomination a substitute may be nominated in his place and in relation to any such nomination the

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     procedures hereinbefore set forth shall be deemed to apply as through the substitution where a nomination de novo which said procedures may be repeated as many times as necessary.

2.5. The amount of the full open market yearly rent determined as aforesaid shall be binding on the parties for the purpose of this Clause and, subject as hereinafter appears, the amount of the revised rent to be paid by the Tenant for the period of five years immediately following the Review Date shall be the higher of:-

     (a)  the full open market yearly rent ascertained as aforesaid,

     (b) the rent payable by the Tenant for the period of five years immediately preceding the Review Date.

2.6. If the revised rent in respect of any period ("The Current Period") shall not have been ascertained on or before the Review Date referrable thereto rent shall continue to be payable by the Tenant up to the gale day next succeeding the ascertainment of the revised rent at the rate payable during the last preceding period AND on such gale day the Tenant shall pay to the Landlord the appropriate instalment of the revised rent together with any shortfall between:-

     (i)  rent actually paid for any part of the Current Period and

     (ii) rent at the rate of the revised rent attributable to the interval between the Review Date and such gale day and together with interest on the said shortfall such interest to be computed on a day to day basis and to be assessed at such a rate as shall be equivalent to the yield (at issue and before deduction of tax if any) on the security of the Government last issued before the commencement of the current Period

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          (allowance having been made in the calculation of the said yield for any profit or loss which may occur on the redemption of the security). For the purpose of this paragraph the revised rent shall be deemed to have been ascertained on the date when the same shall have been agreed between the parties or as the case may be on the date of the notification to the Tenant of the determination of the Independent Valuer.

2.7. If there should be in force at the commencement or during the currency of any particular relevant period any Statute or Order (directly or indirectly) prohibiting or restricting an increase of rent in respect of the demised premises the provisions this clause and of the within Lease may nevertheless be invoked or re-invoked to determine the rent which would be for the said prohibition or restriction be payable during such relevant period but (if appropriate) the further implementation thereof shall be suspended in effect for such period as may be required by law.

2.8. When and so often as the revised rent shall have been ascertained pursuant to the provisions herein set forth memoranda thereof shall be signed by or on behalf of the Landlord and the Tenant and shall be annexed to the within Lease and its counterpart and the parties shall bear their own costs in relation to the preparation and completion of such memoranda and the Stamp Duty thereon shall be borne by the Tenant.


TENANT'S COVENANTS

3. THE Tenant to the Intent that the obligations may continue throughout the term granted hereby covenants with the

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     Landlord as follows:-


PAY RENT

3.1.1. To pay the rent or increased rent hereby reserved and any other sums payable hereunder by bankers order on the days and in the manner herein prescribed without any deductions.


INSURANCE PREMIUMS

3.1.2. To pay to the Landlord from time to time on demand without any deduction or abatement:-

     3.1.2.1. The full costs incurred by the Landlord in effecting and maintaining insurance of the demised premises pursuant to covenant 5.1. hereunder.


INTEREST ON ARREARS

3.1.3. If the Tenant shall fail to pay the rent hereinbefore reserved or any other sum reserved or made payable hereunder within fourteen days of the day and in the manner herein prescribed for the payment of same such unpaid rent or sum shall bear interest from the day or days on which the same shall become due to the date of actual payment (after as well as before any judgement) at a rate which shall exceed the three month Dublin Inter-Bank Rate by the three per cent, or if there should be no such rate the corresponding or nearest appropriate rate thereto at the date upon which the said sums fall due or become payable or in there shall be no such rate twelve per centum.


PAY OUTGOINGS

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3.2. To pay and discharge all rates and taxes duties charges assessments impositions and outgoings whatsoever whether parliamentary parochial local or any other description which are now or may at any time hereafter be charged taxed assessed levied or imposed upon or payable in respect of the demised premises or on the owner or occupier in respect thereof notwithstanding any contract to the contrary and exception all landlord's Capital Taxes and to indemnify and keep indemnified the Landlord against or arising out of same or any expense (legal or otherwise) in connection therewith.


PAY FOR SERVICES

3.3. To pay all sums due for electricity or gas or water (or other fuel or service used) consumed by it on the demised premises.

COMPLY WITH ENACTMENTS

3.4.1. At all times during the said term to observe and comply in all respects with the provisions and requirements of any and every enactment for the time being in force or any orders or regulations thereunder for the time being in force and to do and execute or cause to be done and executed all such works as under or by virtue of any such enactment or any orders or regulations thereunder for the time being in force are or shall be properly directed or necessary to be done or executed upon or in respect of the demised premises or any part thereof whether by the owner landlord lessee tenant or occupier and at all times to keep the Landlord indemnified against all claims demands and liability in respect thereof and without derogating from the generality of the foregoing to comply at the cost of the Tenant with the requirements of any local or other statutory authority and the order or orders of any Court of competent jurisdiction.

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FIRE REQUIREMENTS

3.4.2. At all times during the said term to comply with all the recommendations or requirements of the appropriate Authority whether notified or directed to the Landlord or the Tenant in relation to fire precautions and to indemnify the Landlord against any costs or expenses in complying with any such requirement or recommendation and not to obstruct the access to or means of working any apparatus and appliances for the time being installed in the demised premises or in the Office Block.


NUISANCE

3.5. To pay the Landlord all costs charges and expenses which may be incurred by the Landlord in abating a nuisance caused by the Tenant in respect of the demised premises and to execute all such works as may be necessary for abating such a nuisance in obedience to a notice lawfully served by a local or public authority or pursuant to any Court order.


NOT TO DAMAGE OR INTERFERE

3.6. Not to damage or interfere with the proper working of the machinery, utilities or conduits in the demised premises.


REPAIR

3.7.1. To keep clean and tidy and to repair and to put and keep in good order repair and condition from time to time and at all times during the term hereby created the exterior and the interior of the demised premises and every part thereof, and any additions alterations and extensions thereto and every part thereof and without derogating from the generality of the foregoing the floors ceilings roof and structural walls and all surfaces of any structural

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     parts of the demised premises and the doors, locks, glass and other windows, fixtures, fittings, fastenings, conduits and utilities (damage by any of the Insured Risks as hereinafter defined in Clause 4.1. hereof excepted if and so long only the policy or policies of insurance shall not have been vitiated or payment of the policy monies withheld or refused in whole or in part by reason of any act neglect or default of the Tenant or the servants agents licences or invitees of the Tenant).

3.7.2. To properly clean the inside and outside of the windows of and all glass doors in the demised premises at least once every two months throughout the term of this Lease.


PAINT INSIDE & OUTSIDE

3.8. In the year 2006 if the tenancy hereby created should still exist and thereafter in every fifth year and (if necessary) in the last year of the said term (whether determined by effluxion of time or otherwise) to prepare and paint in a proper and workmanlike manner all the outside and inside wood metal and other inside works of the demised premises usually or requiring to be painted with two coats at least of good oil paint or good synthetic paint AND ALSO with such painting to white-wash, colour-wash, distemper, grain, varnish, french polish or wax polish paper or otherwise decorate in a proper and workmanlike manner and with good quality materials all such parts of the demised premises as have been or ought properly to be so treated AND as often as may be necessary to clean and treat in a suitable manner for its maintenance in good condition all the wood metal work and stone work (whether polished or not) not required to be painted or french polished or distempered and to clean all tiles glazed bricks aluminium windows and doors and similar washable surfaces.

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PERMIT ENTRY

3.9. To permit the Landlord and any Superior Landlords their Surveyors and agents with or without workmen and others at all reasonable times after due notice in writing (except in case of emergency when no notice shall be required) to enter into and upon the demised premises and every part thereof and to take a plan of and examine the state of repair and condition of the same and to take inventories of the Landlord's fixtures to be yielded up at the expiration of the said term and within two calendar months (or sooner if requisite) after notice in writing to the Tenant of all defects and wants of reparation found on such examination shall have been given to repair and make good the same according to such notice and the covenants in that behalf herein contained and in case the Tenant shall make default in so doing it shall be lawful for the workmen or others to be employed by the Landlord to enter upon the demised premises (but without prejudice to the proviso for re-entry hereinafter contained) and repair and restore the same and all expenses incurred thereby shall on demand be paid by the Tenant to the Landlord and if not paid shall be recoverable by the Landlord as liquidated damages.


PERMIT WORKS

3.10. To permit he Landlord and any Superior Landlords and their agents and workmen and other person authorised by the Landlord or Superior Landlord with all necessary appliances at all times after due notice (except in cases of emergency when no notice shall be required) to enter upon the demised premises or any part thereof for the purposes specified herein.


NOTIFICATION OF DAMAGE

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3.11. To notify the Landlord immediately of any damage or injury caused to the demised premises by any of the Insured Risks as hereinafter defined immediately as soon as the same comes to the Tenants notice.


NOT TO AVOID INSURANCE

3.12. Not to do or omit or suffer to be done or omitted any act matter or thing whatsoever the doing or omission of which would make void or voidable the insurance of the demised premises or of the Landlord's fixtures and fittings therein or of any adjoining or neighbouring premises or whereby the rate of premium thereupon may be increased and forthwith to repay on demand to the Landlord all sums paid by way of increased premiums and all expenses incurred by the Landlord or the said owner in or about the renewal of such policy or policies rendered necessary by a breach of this covenant all of which payments shall be added to the amount payable by the Tenant in respect of insurance premium or premiums as if the same had been reserved as rent hereunder. The Tenant shall on request be furnished with copies of all insurance policies effected by the Landlord in relation to the demised premises together with full details of all conditions to which same may be subject.


NOT TO OVERLOAD STRUCTURE

3.13. Not to or permit or bring in or upon the demised premises anything which may throw on the demised premises or on any adjoining premises any weight or strain in excess of that which such premises are capable of bearing with due margin for safety and in particular not to overload the floors or the electrical installations or the other services of in or to the demised premises and not suspend any excessive weight from the ceilings or walls stanchions or the structure thereof. The Tenant shall seek

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     professional advice at the Tenant's own expenses to ensure that there shall not be an infringement of this covenant.


NO BUILDINGS

3.14. Not to erect or suffer to be erected any buildings or erections on the demised premises save as hereinafter provided and not without the previous consent in writing of the Landlord (such consent not be unreasonably withheld) to cut alter maim or injure or permit to be cut altered maimed or injured any of the ceilings roofs walls floors or timbers of the demised premises or alter or change or permit to be altered or changed the plan elevation or architectural decorations thereof or alter any of the Landlord's fixtures fittings and appliances in and about the demised premises or make or permit to be made any external alterations or additions whatsoever.


REMOVE UNAUTHORISED STRUCTURES

3.15. On the request in writing of the Landlord or its agent forthwith to pull down and remove any building erection alteration or addition erected placed or made in breach of any of the foregoing covenants and upon such request in writing as herein provided forthwith to amend restore replace or rebuild the demised premises according to the original plans and elevations thereof.


NUISANCE

3.16. Not to do or permit nor suffer to be done in or upon the demised premises or any part thereof anything which shall or may be or become or cause a nuisance damage or annoyance inconvenience disturbance injury or danger to the Landlord or any Superior Landlord or any premises in the neighbourhood and not to permit suffer or allow any odours vapours steam water vibrations noises or undesirable effects to emanate from the demised premises or from any

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     equipment or installation therein and to keep the Landlord fully and effectually indemnified against all actions proceedings damages costs expenses claims and demands whatsoever arising out of or in consequence of any breach or non-observance of this covenant.


OBSTRUCTION OF SEWERS

3.17. Not to allow to pass into the sewers drains or watercourses serving the demised premises any noxious or deleterious effluent or other substance which will cause an obstruction or injure the said sewers drains or watercourses and in the event of any such obstruction or injury to make good as soon as practicable all such damage and any damage thereby caused to the demised premises to the reasonable satisfaction of the Landlord or the Landlord's Surveyor.


NO SIGNS

3.18. Not to affix or exhibit or permit to be affixed or exhibited to or upon any part of the exterior or interior so as to be visible from the exterior of the demised premises or on the external walls windows rails or fences thereof any sign placard poster signboard or other advertisement television aerial or thing except such as subject to Planning Permission (if applicable) shall be approved in writing by the Landlord or by the Landlord's Surveyor, such approval not to be unreasonably withheld.


INFLAMMABLE GOODS AND NOISY MACHINERY

3.19. Not to have store or keep upon the demised premises or any part thereof any substance of an explosive or of an especially inflammable or dangerous nature or such as might

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     increase the risk of fire or explosion or which might attack or in any way injure by percolation corrosion or otherwise the demised premises or the keeping or use whereof may contravene any statute or local regulation or bye-law and not to house or operate or permit to be housed or operated in or upon the demised premises or any part thereof any engine or machinery of any kind other than the usual office machines and which are not likely to cause any undue vibration or be or become a nuisance annoyance or disturbance.


USER

3.20. Not to use or permit the demised premises or any part thereof to be used for any purpose other than offices and the lessees business as manufacturers of computer components AND for no other purposes save with the Landlord's written consent which consent shall not be unreasonably refused.

3.20.1. Not at any time to use the demised premises or any part thereof or allow the same to be used for any entertainment or for any dangerous noisy noxious or offensive trade business manufacture or occupation whatsoever or for a immoral or alleged purpose or permit any sale by auction to be held on the demised premises.


GARBAGE

3.21. To make use of a covered bin or bins for removal of refuse and to comply with the Landlord's regulations from time to time in regard to the storage and disposal of refuse.


CONVEYANCING ACT NOTICES

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3.22. To pay to the Landlord all costs charges and expenses (including legal costs and surveyors fees) which may be incurred by it incidental to the preparation and service of any notices under Clause 3.9. hereof and any notices and proceedings under Section 14 of the Conveyancing Act 1881 notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court.


NOT TO ASSIGN UNDERLET OR PART WITH POSSESSION

3.23. Not to assign transfer or underlet or share or part with the possession or occupation of the demised premises or any part thereof or suffer any person to occupy the demised premises or any part thereof as a Licensee BUT SO THAT NOTWITHSTANDING the foregoing the Landlord shall not unreasonably withhold its consent to the assignment or underletting of the entire of the demised premises or a complete floor to an assignee or underlessee of good financial standing and otherwise subject to the following provisions or such as them as may be appropriate, that is to say:-

3.23.1. The Tenant shall prior to any such assignment or underlease apply to the Landlord and give all reasonable information concerning the proposed assignee or underlessee as the Landlord may require.

3.23.2. The Landlord's consent to any such assignment or underletting shall be given in writing and the Tenant shall pay the reasonable costs including the Landlord's legal costs in connection with such consent.

3.23.3. In the case of an assignment to a body corporate of unproven financial standing it shall be deemed reasonable for the Landlord to require that two persons of standing satisfactory to the Landlord shall join in such consent as aforesaid as sureties for such company in order jointly and severally to covenant with the Landlord as sureties that such company will pay the said rents and perform and observe the said covenants and indemnify and save harmless the Landlord against all loss damages costs and expenses arising by reason of any default by the company and such covenant shall further provide in usual form that any neglect or forbearance of the Landlord shall not release or exonerate the sureties and shall further provide for the sureties to accept a new lease of the demised premises upon disclaimer of these presents by the company or on its behalf if so required by the Landlord within three months of such disclaimer such new lease to be for the residue then unexpired of the term hereby granted and at the rents payable and subject to the same tenant's covenants and to the same provisos and conditions as those in force immediately before such disclaimer and such guarantee to be granted at the cost of the sureties.

3.23.4. In the case of an underlease the same shall be of the entire of the demised premises at the then current market rent without any deduction whatsoever and without a fine or premium or the rent payable hereunder at the time of the granting of such underlease (whichever is the higher) and the underlessee shall if required by the Landlord enter into a direct covenant with the Landlord to perform and observe all the covenants (other than that for payment of the rent hereby reserved) and conditions herein contained and every such underlease shall also be subject to the following conditions, that is to say that it shall contain:-

3.23.4.1. be for a period of less than five years or alternatively the underlessee and tenant shall be required to enter into an renunciation of rights of renewal under the provisions of the Landlord and Tenant Amendment Act, 1994 as required by the Landlord.

3.23.4.2. an unqualified covenant on the part of the underlessee not to underlease or part with or share the possession of the whole or part only of the premises thereby demised.

3.23.4.3. a covenant on the part of the underlessee not to assign the premises thereby demised without obtaining the previous consent in writing of the Superior Landlords under the Landlord's Lease (if any) and of the Landlord.


3.23.4.4 where an underlease has been agreed to by the Landlord and the underlessee and tenant have entered into an agreed renunciation of rights to a further tenancy under the provisions of the Landlord and Tenant (Amendment) Act, 1994 then the underlease shall contain a covenant, condition or proviso under which the rent reserved by the underlease shall be reviewed at least every five years and if every five years the Review Date as therein defined shall be the day which is six months after the Review Dates in this Lease (notwithstanding that this provision may necessitate a review before the expiration of five years from the commencement of the underlease) but otherwise in the same terms as provided in this Lease.

3.23.4.5. A covenant, condition or proviso under which the rent from time to time payable under such underlease shall not be less than the rent from time to time payable hereunder save for the six monthly period between the Review Date of this the underLease as hereinbefore provided.

3.23.4.6. Covenants and conditions in the same terms as nearly as circumstances admit as those contained in this lease.

3.23.5. Within fourteen days of every such assignment or underlease the Tenant shall give notice thereof in writing with particulars to the Landlord's Solicitors or Agent and shall furnish them with a true copy of such instrument and shall pay to the Landlord's Solicitors their reasonable legal costs and other expenses in connection with such an assignment or underlease.


NO OBSTRUCTION

3.24. Not to block up obstruct or enlarge any doorway passage window light or other easement or make any new window or other opening in the demised premises or in any manner obscure any grating window or opening therein giving light to or otherwise intended for the benefit of the demised premises or other premises and not to give permission for any new window light opening doorway path passage drain or other encroachment or easement to be made into or against or upon the demised premises which might be or grow to the damage annoyance or inconvenience of the Landlord AND in case any such window light opening doorway path passage drain or other encroachment or easement shall be made to give immediate notice thereof to the Landlord immediately the same shall come to the notice of the Tenant and at the request and cost of the Landlord to adopt such means as may be reasonably required or deemed proper for preventing any such encroachment or the acquisition of any such easement.


PLANNING ACTS

3.25. In relation to the Planning Acts (by which expression it is intended herein to designate the Local Government (Planning & Development) Acts 1963 to 1983 and any statutory modification or re-enactment thereof for the time being in force and any Regulations or Orders made thereunder.

3.25.1. Not to do or omit or permit to be done or omitted anything on or in connection with the demised premises the doing or omission of which shall be a contravention of the Planning Acts or of any notices orders licences permissions and conditions (if any) served made granted or imposed thereunder or under any enactment repealed thereby and to indemnify (as well after the expiration of the said term by affluxion of time or otherwise as during its continuance) and keep indemnified the Landlord against all actions proceedings damages penalties costs charges claims and demands in respect of such acts and omissions or any of them and against the costs of any application for planning permission and the works and things done in pursuance thereof.

3.25.2. In the event of the Landlord giving written consent to any of the matters in respect of which the Landlord's consent shall be required under the provisions of this Lease or otherwise and in the event of permission from any Planning Authority under the Planning Acts being necessary for any addition alteration or change in or to the demised premises or for the change of user thereof to apply at the cost of the Tenant to the Local and Planning Authorities for all consents and permissions which may be required in connection therewith and to give notice to the Landlord of the granting or refusal (as the case may be) of all such consents and permissions forthwith on receipt thereof.

3.25.3. To give notice forthwith to the Landlord of any notice order or proposal for a notice or order served on the Tenant under the Planning and Development Acts and if so required by the Landlord to produce the same and at the request and cost of the Tenant to make or join in making such objections or representations in respect of any proposal as the Landlord may require.

3.25.4. To comply at its own cost with any notice or order served on the Tenant under the provisions of the Planning

     Acts.

3.25.5. If and when called upon so to do to produce to the Landlord or its Surveyor all such plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this sub-clause have been complied with in all respects.


INSURE GLASS

3.26. To insure and keep insured the glass in the demised premises in the names of the Landlord and Tenant in the full reinstatement cost thereof and if required to produce the policy and the receipt for the latest premium.


TO GIVE NOTICE

3.27. Within seven days of the receipt of notice of the same to give full particulars to the Landlord of any permission notice order or proposal for a notice or order made given or issued to the Tenant by any Government Department or Local or Public Authority under or by virtue of any statutorypower and if so required by the Landlord to produce such permission notice or order or proposal for a notice or order to the Landlord and also without delay to take all necessary steps to comply with any such notice or order and also at the request of the Landlord to make or join with the Landlord in making objections or making representations against or in respect of any such notice or order or proposal as aforesaid as the Landlord shall deem expedient.


REVERSIONARY INTEREST


3.28. At all convenient hours in the day time on twenty-four hours' notice being given to permit all prospective purchasers or dealers in the reversionary interests of the

     Landlord by order in writing of the Landlord or its agents to view the demised premises without interruption but so that no undue interference is caused to the business of the Tenant.


RE-LETTING SIGN

3.29. To permit the Landlord and its agents at any time within six calendar months next before the expiration or sooner determination of the said term to enter upon the demised premises and to fix and retain without interference upon any suitable part or parts thereof (but not in any position likely to interfere with the user of the demised premises) a notice board for re-letting or disposing of the same and not to remove or obscure the same and to permit all persons by order in writing of the Landlord or its Agents to view the demised premises at all reasonable hours in the daytime without interruption.


LOSS BY LESSOR

3.30. To make good all loss sustained by the Landlord in consequence of any breach by the Tenant or any underlessee of the Tenant of any covenant or condition herein contained.


INDEMNITY

3.31. To take out and maintain at all times during the term hereby granted a Public Liability Policy in respect of and covering the liability of the Landlord and the Tenant in respect of the demised premises in an amount of not less than IR(pound)10,000,000 be adjusted from time to time as the Landlord deems reasonably necessary and to indemnify and keep indemnified the Landlord against all and any expenses costs claims and demands damages and other liabilities whatsoever in respect of the injury or death of any person or damage to any property howsoever without derogating from the generality of the foregoing arising directly or indirectly out of:-

3.31.1.   the state of repair or condition of the demised premises;

3.31.2. the existence of any alterations thereto or to the state of repair or condition of such alteration;

3.31.3.   the user of the demised premises;

3.31.4. any work carried out or in the course of being carried out to the demised premises by the Tenant its servants or agents sub-lessees or sub-tenants;

3.31.5. anything now or hereafter attached to or projecting therefrom or any other cause arising out of the demised premises.


TO YIELD UP

3.32. At the expiration or sooner determination of the said term quietly to yield up the demised premises together with all the Landlord's fixtures and all other fixtures and fastenings that now are or which during the said term shall be affixed or fastened thereto (except tenant's or trade fixtures (save such partitioning, and wiring as are in the reasonable opinion of the Landlord for the general benefit to the demised premises) as the Tenant may decide to leave in situ) in such good and substantial repair and condition as shall be in accordance with the covenants on the part of the Tenant herein contained and in case any of the said fixtures and fittings shall be missing broken damaged or destroyed to forthwith replace them with others of a similar kind and of equal value and to make good any damage caused to the demised premises by the effects (damage by any of the Insured Risks as hereinafter defined in Clause 3.1. excepted if and so long only as the policy or policies or insurance shall not have been vitiated or payment of the policy monies withheld or refused in whole or in part by reason of any act neglect or default of the Tenant or the servants agents licensees or invitees of the Tenant).


TO OBSERVE REGULATIONS

3.33. To perform and observe and be bound to use its best endeavours to ensure that any undertenant of the Tenant and its and their respective servants agents invitees and licensees perform and observe all such reasonable regulations as may from time to time be made by the Landlord hereunder in relation to use of the Common Parts.


TO PAY STAMP DUTY AND V.A.T.

3.34. To pay to the Landlord the stamp duty on this Lease and the counter part thereof and to pay all Value Added Tax (if any) on the delivery hereof and arising hereunder and to indemnify the Landlord against the same.


CAR PARK SPACES

3.35.1 Not to assign, share, alienate or otherwise deal in any manner whatsoever with the Landlord's interest in the car park spaces granted to the Tenant by this Lease ("the car park spaces") to any person or body who is not the Tenant unless such transaction is in conjunction with an assignment of the interest in the Tenant in the Demised Premises.

3.35.2 Not to breach any covenant or condition or any reasonable rule, regulation or notice concerning the use of the car park spaces imposed by the Landlord.

3.35.3 Not to obstruct, interfere with or in any manner whatsoever place any object, structure or building in the car park space or any part thereof or in the entranceway or passageways thereto and therefrom.

3.35.4 Immediately surrender assign and yield up possession of the car park spaces or any of them and all the interest, right or entitlement of the Tenant therein to the Landlord if so requested in writing by the Landlord PROVIDED ALWAYS an alternative designated car parking space is made available to the Tenant in respect of any space so surrendered at any place provided by the Landlord.

          Without prejudice to the generality of the foregoing if any alternative car-parking space is located outside a radius of one hundred yards of the Demised Premises then the rent herein payable shall be adjusted forthwith to reflect the difference (if any) between the open market rental value of such space held under the terms of this Lease and the original space for which it was substituted and in the event of a dispute between the Landlord and the Tenant as to the amount of such adjustment the matter shall be referred to the Independent Valuer pursuant to the terms of Clause 2 of this Lease PROVIDED THAT in no event shall the rent herein be increased pursuant to this Clause.


TO PAY I.D.A. SERVICE CHARGE

3.36 The property is subject to a service charge levied by the I.D.A. on the premises. The Tenant shall deal directly with the I.D.A. regarding notification and payment of the said service charge and shall pay the I.D.A. Service Charge levied on the demised premises to the I.D.A. within fourteen days of receiving notification of same from the I.D.A., and agrees to indemnify the Landlord in respect of any liability for the said service charge.

4.   THE LANDLORD HEREBY COVENANTS WITH THE TENANT:-


INSURANCE

4.1. Subject to the Landlord being able to effect insurance against all or any one or more of the risks hereinafter specified and subject to reimbursement of the appropriate insurance premium as provided by Clause 3.1.2. hereof to insure in the name of the Landlord the demised premises and all Landlord's fixtures and fittings therein or thereon and to keep the same insured in the full reinstatement costs (to be determined from time to time by the Landlord or the Landlord's Surveyor) and including an inflationary factor (to be reasonably determined from time to time by the Landlord) against damage by fire, explosion, lightning, impact, earthquake, aircraft, floods, storm and tempest, riot, civil commotion and malicious damage or bursting or overflowing of water tanks, apparatus or pipes and including demolition and site clearance expenses, architects, quantity surveyors and other fees and taxes in relation to the reinstatement of the demised premises and value added tax thereon, three years' loss of rent and all stamp duties exigible on any building or like contract as may be entered into relative to the reconstruction reinstatement or repair of the demised premises or any part thereof resulting from the destruction loss or damage thereof or thereto from any of the perils aforesaid and public liability and property owners liability and against such other risks as the Landlord may from time to time consider prudent and desirable (all such perils and risks for the time being so covered by insurance as herein called "the Insured Risks") and such risks may be covered by a Policy or Policies of Insurance as the Landlord may consider appropriate.

RE-INSTATE

4.2. In case the demised premises or any part thereof shall be destroyed or damaged by fire or from any of the Insured Risks then (subject to the Landlord obtaining Planning Permission and all other necessary permits licences and approvals) and as often as shall happen to lay out all monies received in respect of such insurance as aforesaid as soon as practicable in or upon rebuilding repairing or reinstating the demised premises in a good and substantial manner unless the relevant policy shall have been vitiated or rendered less than fully effective by any act neglect default or omission of the part of the Tenant.


PROVIDED ALWAYS:-

4.2.1. that in the event of the Landlord being unable to reinstate the demised premises substantially in accordance with its existing plan and elevation due to refusal of planning or other approvals, consents or licences the Tenant agrees to surrender this Lease when called upon by the Landlord so to do.


QUIET ENJOYMENT

4.3. That the Tenant paying the rents hereby reserved and observing and performing the covenants and agreements on the part of the Tenant hereinbefore contained shall and may peaceably hold and enjoy the demised premises during the said term without any interruption by the Landlord or any other person or persons lawfully claiming under or in trust for it.

5.   PROVIDED ALWAYS and it is hereby agreed and declared as follows:


FORFEITURE

5.1.1. the said rent or any interest on arrears of rent or any sum payable hereunder or any part thereof shall be unpaid for fourteen days after any of the days hereinbefore appointed for payment whether the same shall have been lawfully demanded or not; or

5.1.2. any covenants on the Tenant's part herein contained shall not be observed or performed; or

5.1.3. the Tenant being an individual or a firm shall become bankrupt or compound or arrange with his or its creditors or being a company shall go its liquidation either compulsory or voluntary except for the purpose of reconstruction or amalgamation; or

5.1.4. the Tenant being a company shall permit or suffer to be appointed a receiver or examiner over any part of its assets.

THEN and in any of the said cases and at any time thereafter it shall be lawful for the Landlord or any person or persons authorised by the Landlord to enter upon the demised premises or any part thereof in the name of the whole and to repossess the same and enjoy the same as if this Lease had not been executed but without prejudice to any right of action or remedy on either party in respect of any antecedent breach of any of the covenants by the other herein contained.


SUSPENSION OF RENT

5.2. If during the said term the demised premises or any part thereof shall be destroyed or damaged by any of the Insured Risks so as to be unfit for occupation or use and the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of the policy monies withheld or refused in whole or in part in consequence of any act neglect or default of the Tenant its servants agents or licensees the rent hereby reserved and the obligations of the Tenant as to the maintenance and repair of the demised premises or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the demised premises shall have again been rendered fit for occupation or use by the Tenant or become accessible again or for three years whichever is the shorter and any dispute concerning the provision of this Clause shall be determined by a single arbitrator in accordance with the provisions of the Arbitration Act 1954 and 1980 or any statutory enactment in that behalf for the time being in force.


SURRENDER

5.3. In case the demised premises or any part thereof shall be destroyed or become ruinous and uninhabitable or incapable of beneficial occupation or enjoyment by or from any of the Insured Risks during the term hereby granted the Tenant hereby absolutely waives and abandons its rights (if any) to surrender this Lease under the provisions of Section 40 of the Landlord & Tenant Law Amended Act, Ireland 1960 or otherwise.


WARRANTY

5.4. Nothing in this Lease contained shall be deemed to constitute any warranty by the Landlord that the demised premises or any part thereof are authorised under the Planning Acts or otherwise for use for any specific purpose.


NO WAIVER

5.5. The demand for and the acceptance of rent by the Landlord or its Agents shall not constitute and shall not be construed to mean a waiver of any of the covenants on the part of the Tenant herein contained and the penalties attached to the non-performance thereof.

5.6. The Landlord shall have the right of giving reasonable notice in writing to the Tenant to enter upon the demised premises during the term hereof with workmen and machinery of the purposes of carrying out improvements to the demised premises such improvements to be taken into account on rent review, but causing as little inconvenience as possible to the Tenants business.


CONSTRUCTION

6. WHERE the Tenant consists of two or more persons all the respective covenants by the Tenant shall be deemed to be by such persons jointly and severally and reference to the masculine gender shall include reference to the female gender and reference to the singular shall include reference to the plural and references to a person shall include corporation and visa versa respectively.

7. Each covenant by the Tenant not to do any act or thing shall be deemed to include a covenant not to permit or suffer that act or thing to be done.

8.   "Month" shall mean calendar month.

9. Reference to any Act of Parliament or of the Oireachtas shall include any Act replaced by it or any Act replacing or amending it and any Order regulation instrument direction scheme or permission made under it or deriving validity from it.


NOTICES

10. IN addition to any other prescribed mode of service any notices requiring to be served on the Tenant hereunder shall be validly served if left addressed or sent by prepaid ordinary post to the Tenant (or if there shall be more than one of them of any one or more of them) at the demised premises or at the last known address or addresses of the Tenant or Tenants or any of them in the Republic of Ireland and any notice required to be served on the Landlord shall be validly served if left or posted to the registered office of the Landlord.

11. Where the Landlord has the right or obligation to serve a notice demand or certificate or to enter the demised premises for any purpose such right or obligation may be exercised by a surveyor or agent authorised to act on the Landlord.

12. THE paragraph headings shall not affect in any way the construction of this Lease.



IT IS HEREBY CERTIFIED by the parties hereto that the premises hereby demised are situated in the City of Dublin.

IN WITNESS whereof the parties hereto have hereunto executed these presents the day and year first herein WRITTEN.

                                    SCHEDULE
                                    --------
                                   First Part
                                   ----------
                              The Demised Premises
                              --------------------

ALL THAT the hereditaments and premises known as Trintech Building Phase II, South County Business Park being part of the land comprised in an Indenture of Lease dated the 25th day of November 1998 and made between the Industrial Development Authority of the one part and the Landlord of the other part, as the same is more particularly delineated on the map or plan annexed hereto numbered 1 and thereon surrounded by a red verge line TOGETHER WITH:-

(a)  All Landlord's fixtures and fittings in and about the demised premises.

(b) The use of all conduits upon, through or under such adjacent premises insofar as such rights may be necessary for the enjoyment of the demised premises and in common with the Landlord and all other person authorised by the Landlord or otherwise entitled thereto.

(c) Works carried out by the Landlord on the demised premises as outlined on the Schedule dated 5th February 20001 attached hereto.


                                   Second Part
                                   -----------

                          Easements and Rights Granted
                          ----------------------------

1. Subject always to the provisions hereof and in common with the Landlord and all other persons authorised by the Landlord or otherwise entitled thereto (and subject to temporary interruption for repair, alteration or replacement) the free and uninterrupted use for the passage of water, drainage, gas, electricity, telephone and other services to or from the demised premises through all conduits which are now or may at any time during the period of 21 years from the date hereof be in, under or over the retained premises and serving the demised premises;

2. Right of way on foot only for the Tenant, its employees, customers, licensees and invitees over and along the roads, roadways and footpaths on the retained premises or such portion thereof as may be designated from time to time by the Landlord and subject to compliance with such reasonable regulations as may be made in relation thereto by the Landlord for the purpose of access to and egress from the demised premises to the public road;

3. Full right and liberty for the Tenant, its employees, customers, licensees and invitees to park private motor cars in 81 car-parking spaces allocated from time to time by the Landlord in accordance with the terms of this lease and which for the time being shall be the spaces coloured yellow on plan no. 2 annexed hereto ("the car spaces");

4. Full right and liberty to go and repass with or without vehicles over and along the road and roadways on the retained premises or such portion thereof as may be designated from time to time by the Landlord acting reasonably and subject to compliance with such reasonable regulations as may be made in relation thereto by the Landlord for the purposes of access to and egress from the car spaces to the public road;

5. Full right and liberty to pass and repass on foot at all times over the roads, roadways and footpaths on the retained premises or such portion thereof as may be designated from time to time by the Landlord acting reasonably and subject to compliance with such reasonable regulations as made from time to time by the Landlord in relation thereto by the Landlord for the purpose of access to and egress from the car spaces to the demised premises;

6. Full right and liberty to the Tenant, its servants and agents to enter upon so much of the retained premises and to remain there as shall be necessary for the purposes of repairing, maintaining, relaying or replacing (as appropriate) the demised premises, or the conduits serving same or the car spaces.

SIGNED SEALED AND DELIVERED by
the Landlord in the presence of:-











SIGNED AND SEALED by
the Tenant in the presence of:-